UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

(AMENDMENT NO. 1)

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  October 29, 2009

NEOSTEM, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	0-10909 (Commission File Number)	22-2343568 (IRS Employer Identification No.)

420 Lexington Avenue, Suite 450, New York, New York  10170
(Address of Principal Executive Offices)(Zip Code)

(212) 584-4180
Registrant's Telephone Number

Check the  appropriate  box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE:

This Current Report on Form 8-K/A is being filed by NeoStem, Inc., a Delaware corporation (“NeoStem” or the “Company”), to amend the Company’s Current Report on Form 8-K, dated October 29, 2009 and filed with the Securities and Exchange Commission on November 4, 2009, to include the financial statements and pro forma financial information as required in connection with the transaction reported therein.

Item 9.01.       Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired.

The financial statements required by Rule 8-04(b) of Regulation S-X (consisting of (i) the audited consolidated balance sheets of China Biopharmaceuticals Holdings, Inc. (“CBH”) and subsidiaries as of December 31, 2008 and 2007; the related audited consolidated statements of operations and comprehensive income, shareholders’ equity, and cash flows for each of the years in the two-year period ended December 31, 2008; and the accompanying notes related thereto; and (ii) the unaudited consolidated balance sheets of CBH and subsidiaries as of September 30, 2009 and December 31, 2008; the related unaudited consolidated statements of operations and comprehensive income for the three and nine months ended September 30, 2009 and 2008; the related unaudited consolidated statements of cash flows for the nine months ended September 30, 2009 and 2008; and the accompanying notes related thereto) were included in NeoStem’s Registration Statement on Form S-1 (File No. 333-163741), filed with the Securities and Exchange Commission on December 15, 2009 and are incorporated by reference herein.

(b) Pro Forma Financial Information.

The pro forma financial information required by Rule 8-05 of Regulation S-X (consisting of the unaudited pro forma condensed combined balance sheets as of September 30, 2009, the unaudited pro forma condensed combined statements of operations for the nine months ended September 30, 2009 and the twelve months ended December 31, 2008, and the accompanying notes related thereto) was included in NeoStem’s Registration Statement on Form S-1 (File No. 333-163741), filed with the Securities and Exchange Commission on December 15, 2009 and is incorporated by reference herein.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, NeoStem has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

NEOSTEM, INC.

By:	/s/ Catherine M. Vaczy
Name: Catherine M. Vaczy
Title: Vice President and General Counsel

Date:     January 5, 2010